Item 77C

Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund, each a series of SCUDDER VALUE SERIES, INC.

The Proxy Statement on Schedule 14A for Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund, each a series of Scudder Value Series, Inc. (File No. 811-5385) is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.